Interim Financial Statements of

                     aMRIs GmbH

                     Castrop-Rauxel

                     as of

                     February 23, 2005

                                  Balance Sheet
                          of aMRIs GmbH, Castrop-Rauxel

                             as of February 23, 2005
                                                                       Exhibit I

ASSETS                              February 23, 2005          December 31, 2004
                                            USD                        USD
--------------------------------------------------------------------------------

Cash                                           3,250                       5,020
Other Assets                                  42,004                      18,921
                                   -----------------           -----------------
Total Current Assets                          45,254                      23,941

Fixed Assets                                   1,022                       1,093

--------------------------------------------------------------------------------
Total Assets                                  46,276                      25,034

LIABILITIES & STOCKHOLDER'S EQUITY

Accounts Payable                              47,772                           0
Accrued Expenses                              15,595                       3,274
Other Liabilities                             25,629                      28,184
                                   -----------------           -----------------
Total Current Liabilities                     88,996                      31,458

Subscribed Capital                            17,050                      17,050
Net Loss                                     -36,052                     -22,717
Loss Carried Forward                         -22,717                           0
Other Comprehensive Income                    -1,001                        -757
                                   -----------------           -----------------
Total Stockholder's Equity                   -42,720                      -6,424

--------------------------------------------------------------------------------
Total Liabilities & Stockholder's Equity      46,276                      25,034
================================================================================

                Statement of Operations and Retained Earnings of
                           aMRIs GmbH, Castrop-Rauxel

     2004 (from inception date November 4th, 2004 until December 31st, 2004)
                     for the Period Ended February 23, 2005

                                                                      Exhibit II

-----------------------------------------------------------------

                                           2005         2004
                                            USD         USD

-----------------------------------------------------------------

Other Income                                 20,527       13,708

Wages & Salaries                            -24,804       -2,825
Social Security Expenses                     -2,749         -326
General & Administration Expenses           -28,843      -33,263
Depreciation                                    -37          -18
                                          ---------    ---------
Income from Business Activities             -35,906      -22,724

Interest Income                                   4            7
Foreign Exchange Losses and Profits            -150            0
                                          ---------    ---------
Earnings before Taxes                       -36,052      -22,717

-----------------------------------------------------------------

Net Loss                                    -36,052      -22,717

=================================================================

                           Statement of Cash Flows of
                           aMRIs GmbH, Castrop-Rauxel

     2004 (from inception date November 4th, 2004 until December 31st, 2004)
                     for the Period Ended February 23, 2005

                                                                     Exhibit III

--------------------------------------------------------------------------------

                                                              2005          2004
                                                               USD           USD

--------------------------------------------------------------------------------

    Net Loss                                               -36,052       -22,717

    Adjustments for Reconciliation of Net Loss to
    Receipts and Payments

    Depreciation                                                37            18
                                                         ---------      --------
01  (=) Cash Flow                                          -36,015       -22,699

    Change in Other Assets                                 -23,083       -18,921
    Change in Accounts payables                             47,772             0
    Change in Accruals                                      12,321         3,274
    Change in Other Liabilities                             -2,555        28,184
                                                         ---------      --------
02  (=) Change in Working Capital                           34,455        12,537
                                                         ---------      --------
03  (=) Cash flow from operating activities (=1+ 02)        -1,560       -10,162

    Net Investment in Fixed Assets                               0        -1,111
                                                         ---------      --------
04  (=) Cash Flow from Investement Activities                    0        -1,111

    Capital Contributions of Shareholders                        0        17,050
                                                         ---------      --------
05  (=) Cash Flow from Financing Activities                      0        17,050

06  (=) Effect of Exchange Rate Changes on Cash               -210          -757
                                                         ---------      --------
07 (=) Change in Cash (= 03 + 04 +05 +06)                  -17,700         5,020

08  Cash and Cash Equivalents at the Start of the year       5,020             0

--------------------------------------------------------------------------------

09  (=) Cash and Cash Equivalents at the End
         of the Year (= 07 + 08)                             3,250         5,020

================================================================================

                  Notes to the Interim Financial Statements of
                           aMRIs GmbH, Castrop-Rauxel

                As of and for the Period Ended February 23, 2005
                                                                      Exhibit IV
                                                                          Page 1

1     The Company

      aMRIs GmbH was incorporated in Castrop-Rauxel on November 4, 2004. The purpose of the company is to develop, manufacture and sell medical products, as well as to license patents and other industrial property rights, and all services thereto pertaining. Until the end of the period of the interim financial statements (February 23, 2005) the company did not carry out material business activities in that area.

2     Accounting Policies

2.1   Depreciation

      Depreciation is provided on the straight-line method over the estimated useful lives of the respective assets. The assets are stated at cost.

2.2   Income Taxes

      aMRIs GmbH accounts for income taxes according to the liability method stipulated by SFAS no. 109, "Accounting for Income Taxes". Under this method, deferred taxes are determined according to the difference between the value of assets and liabilities as recorded for commercial vs. taxation purposes using the legal tax rates for those years in which it is anticipated that the differences will be offset.

      A value adjustment for deferred tax assets is created in the case of tax loss carry forwards in the event that the loss carry forwards are more likely to expire than to be utilized or if the Company has not been able to produce profits in the past. A deferred tax asset has not been considered so far.

2.3   Use of Estimates

      The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from their estimates.

                                                                      Exhibit IV
                                                                          Page 2

3     Fixed Assets

      The amount of fixed assets has been paid for technical equipment. Historical cost amounts to USD 1,111. Accumulated depreciation is at USD 55.

4     Cash and Cash Equivalents

      All current cash investments with an original maturity date of up to three months are classified as cash and cash equivalents. Due to their short-term nature, the book values of cash and cash equivalents correspond approximately to their fair value.

5     Other Assets

      Other Assets are reported at their nominal value, which is equivalent to their fair value. All identifiable individual risks are taken into account in their valuation. All other assets are due within one year.

      An amount of USD 27,660 of the other assets is due from shareholders and Biophan Inc. for a cost share in the acquisition costs of aMRIs GmbH. The differing amount of USD 14,344 results from input VAT which is claimed from the fiscal authorities (USD 9,468), deferred expenses in the amount of USD 2,645 and USD 2,231 which are due from aMRIs Patent GmbH.

6     Shareholders' Equity

      The Company's capital stock had been paid in by capital contributions in November 2004. It amounts to EUR 12,500 or USD 17,050.

7     Accounts Payables

      An amount of USD 21,322 of the accounts payables is owed to shareholders for services rendered.

                                                                      Exhibit IV
                                                                          Page 3

8     Related Party Transactions

      The shareholder, Prof. Andreas Melzer, is employed by the Company pursuant to an employment contract, with an annual salary of USD 60,000. Dr. Friebe is the principal shareholder of Tomovation GmbH and is employed as managing director of aMRIs GmbH under a management contract for an annual salary of USD 70,000. The contracts were concluded in writing on January 01, 2005.

      There is a rental and use agreement as well as a service contract with Tomovation GmbH which is a 10-%-shareholders of aMRIs GmbH. Monthly payments for these contracts are explained under Note 9.

9     Contingent Liabilities and other Financial Obligations

      There is a rental and use agreement for EUR 750 monthly between Tomovation GmbH and aMRIs GmbH for rental and use of telephone, computer, office space and parking spaces. The contract has a term of one year and extends automatically if notice of cancellation is not given three months prior to year's end.

      There is also a service contract for EUR 1,250 monthly between Tomovation GmbH and aMRIs GmbH for secretarial and accounting services as well as the participation of the company in trade fairs and other marketing activities. The duration and notice requirements for termination conform to the aforementioned conditions.

      For the period 1 June 2004 until 31 May 2006, a cooperation agreement was concluded with the Medical University of Hannover (Medizinischen Hochschule Hannover). The purpose of the cooperation agreement is to test and further develop coronary stents, whereby both parties provide their know-how as well as personnel and assume other obligations. In this context, the aMRIs GmbH is to assume costs up to an amount of EUR 105,256. Grants applications have been filed for funds to further finance the project. Contractually agreed milestones must be met in order for the grant monies to be disbursed.

                                                                      Exhibit IV
                                                                          Page 4

10    Differences German vs. US -GAAP

      In preparing the financial statements the Company used German Accounting Principles. Regarding the stated assets and liabilities there are no material differences referring to contents and valuation between German and US GAAP.

                         Castrop-Rauxel in February 2005

             Auditor's Report to the Interim Financial Statements of
                           aMRIs GmbH, Castrop-Rauxel

                As of and for the Period Ended February 23, 2005
                                                                       Exhibit V
                                                                          Page 1

      We have audited the interim financial statements, together with the bookkeeping system of aMRIs GmbH, Castrop-Rauxel, for the period from January 1, to February 23, 2005. The maintenance of the books and records and the preparation of the interim financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these interim financial statements, together with the bookkeeping system based on our audit.

      We conducted our audit of the interim financial statements in accordance with US Generally Accepted Auditing Standards. Those standards require that we plan and perform the audit such that misstatements materially affecting the presentation of the net assets, financial position and results of operations in the financial statements in accordance with the principles of proper accounting and in the management report are detected with reasonable assurance.

      Knowledge of the business activities and the economic and legal environment of the Company and evaluations of possible misstatements are taken into account in the de-termination of audit procedures. The effectiveness of the accounting-related internal control system and the evidence supporting the disclosures in the books and records, the interim financial statements are examined primarily on a test basis within the framework of the audit. The audit includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the interim financial statements. We believe that our audit provides a reasonable basis for our opinion.

      Our audit has not led to any reservations, with the exception that the Company does not watch the formal classification regulations in ss. 265 and ss. 276 HGB.

                                                                       Exhibit V
                                                                          Page 2

      However, in our opinion, the interim financial statements give a true and fair view of the net assets, financial position and the results of operations of aMRIs GmbH, Castrop-Rauxel, in accordance with the principles of proper accounting.

      Dusseldorf, March 10, 2006

                                                 DHPG Dr. Harzem & Partner KG
                                                Wirtschaftsprufungsgesellschaft
                                                  Steuerberatungsgesellschaft

                                               (Stamm)              (Rohler)
                                           Wirtschaftsprufer   Wirtschaftsprufer